EXHIBIT 5.1

                                March 30, 1999


U S Liquids Inc.
411 N. Sam Houston Parkway East
Suite 400
Houston, TX 77060

Gentlemen:

      We have acted as counsel to U S Liquids Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 5,020,161 shares of Common Stock, par value $.01, pursuant to the registration statement on Form S-4 (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999. All terms used and not defined herein shall have the meanings set forth in the Registration Statement.

      We are familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended and restated. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

      On the basis of the foregoing, we are of the opinion that the 5,020,161 shares of Common Stock to be issued and sold by the Company under the Registration Statement will, when issued in accordance with resolutions duly adopted by the Board of Directors of the Company, be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of
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the Registration Statement. By giving this consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations hereunder.

                                Very truly yours,

                                /s/ HARTZOG CONGER & CASON
                                    HARTZOG CONGER & CASON